UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    February 4, 2003

Accrue Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26437	94-3238684
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

48634 Milmont Drive
Fremont, California    94538-7353
(Address of principal executive offices including zip code)

(510) 580-4500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On February 5, 2003, Accrue Software, Inc., a Delaware corporation ("Accrue"), announced completion of an expense and liability restructuring program and the sale of $500,000 in Convertible Secured Promissory Notes of Accrue, which are convertible into the Company's Common Stock or future issued Preferred Stock at $0.06 per share, to certain accredited investors, including Robert M. Smelick, Accrue's Chairman of the Board, Sterling Payot Capital, a investment company affiliated with Mr. Smelick, and RS Orphan Fund, among other investors.

A copy of Accrue's February 5, 2003 press release announcing such events is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The Convertible Secured Promissory Notes were sold pursuant to a Secured Convertible Note Purchase Agreement. The preceding description of Convertible Secured Promissory Notes and Secured Convertible Note Purchase Agreement executed in connection with the note financing is qualified in its entirety by reference to the copy of the Secured Convertible Note Purchase Agreement included as exhibit 10.1 hereto and the form of Convertible Secured Promissory Note included as exhibit 10.2 hereto, each of which is incorporated herein by reference.

The February 5, 2003 press release filed as an exhibit to this report includes safe harbor language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are forward-looking rather than historic. The press release also states that a more thorough discussion of certain factors which may affect the Company's operating results is included in Accrue's Registration Statement on Form S-1, and in Accrue's other filings with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's website (http://www.sec.gov).

Item 7. Financial Statements and Exhibits

(c) Exhibits.

10.1	Secured Convertible Note Purchase Agreement dated February 4, 2003
10.2	Form of Convertible Secured Promissory Notes
99.1	Press release dated February 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Accrue Software, Inc.

By:	/s/ Gary J. Sanders

Gary J. Sanders
Chief Financial Officer

Dated: February 6, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Secured Convertible Note Purchase Agreement dated February 4, 2003
10.2	Form of Convertible Secured Promissory Notes
99.1	Press release dated February 5, 2003